Exhibit 16

Office of the Chief Accountant
SECPS Letter File
Securities and Exchange Commission
Mail Stop 11-3
450 Fifth Street, N.W.
Washington, D.C. 20549

May 13, 2002

Dear Sir or Madam:

We have read paragraphs (c) and (d) of Item 4 included in the Form 8-K dated May 13, 2002 of Meridian Bioscience, Inc. to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,

/s/Ray van der Horst

Ray van der Horst
ARTHUR ANDERSEN LLP
Suite 400
720 East Pete Rose Way
Cincinnati, OH 45202

cc:   Melissa Lueke
       Vice President and Chief Financial Officer
       Meridian Bioscience, Inc.